EXHIBIT 10.21

AMENDMENT NO. 1 TO

STOCK OPTION AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Stock Option Agreement dated October 11, 2001 (the “Option Agreement”) by and between Notify Technology Corporation, a California corporation (the “Company”), and Michael Ballard (the “Optionee”) relating to the grant of an option to purchase up to 50,000 shares of Common Stock of the Company is entered into effective as of the 14th day of October, 2004 (the “Effective Date”). Capitalized terms not defined herein have the meanings set forth in the Option Agreement.

WHEREAS, the Company and Optionee previously entered into the Option Agreement in connection with the Optionee’s service as a member of the Company’s Board of Directors (the “Board”);

WHEREAS, effective as of October 14, 2004, the Optionee has resigned as a member of the Board;

WHEREAS, in consideration of the services provided to the Company by Optionee, the Board has approved the amendment of the Option Agreement to extend the time period during which the Optionee may exercise the Option Agreement; and

WHEREAS, the Company and the Optionee now desire to amend the applicable provisions of the Option Agreement to reflect the new terms and conditions approved by the Board.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

1. Amendment to “Termination Period”. The language that appears in the paragraph under the heading “Termination Period” in the Option Agreement is hereby amended to provide that the Option may be exercised for a period of twenty-four (24) months following the Effective Date (the “Exercise Period”). The Optionee acknowledges and agrees that the Option is only exercisable during the Exercise Period and that the Company has no obligation to provide a notice to Optionee with respect to the ending of the Exercise Period.

2. No Other Amendments. Except as expressly set forth in this Amendment, the Option Agreement shall continue in full force and effect, without modification, in accordance with its terms.

3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California, without reference to principles of conflicts of law.

4. Counterparts; Facsimile. This Amendment may be executed by facsimile signature and in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date set forth above.

OPTIONEE:	NOTIFY TECHNOLOGY CORPORATION

/s/ Michael K. Ballard	/s/ Gerald W. Rice
Signature	By

Michael K. Ballard	Chief Financial Officer
Print Name	Title

1110 Cripplegate Road
Potomac, MD 20854
Residence Address

[Signature Page to Amendment No. 1 to Stock Option Agreement]